                                                                    Exhibit 99.1

                                     [LOGO]

                         WYNDHAM INTERNATIONAL REPORTS
                          FIRST QUARTER 2003 EARNINGS

              Company Exceeds Guidance to Post First Quarter Actual
                             EBITDA of $87.9 Million

================================================================================

Results Summary: Despite the nation's current economic downturn and start of Operation Iraqi Freedom, Wyndham International, Inc. exceeded its guidance for first quarter 2003, posting actual EBITDA of $87.9 million. The Company had a net loss of $107.4 million, including a non-cash impairment. RevPAR for the Company's comparable owned and leased properties was in-line with expectations at a 2.0 percent decline versus prior year. Wyndham-branded properties also posted RevPAR consistent with guidance at a 0.8 percent decline versus prior year. Wyndham aggressively focused on pursuing occupancy through building a brand-loyal customer base in Wyndham ByRequest(R) and maintained its operating margins by enacting its war plans that allowed the Company to generate positive, consistent results. The Company continued to sell non-strategic assets to reduce debt while strategically growing its proprietary Wyndham brand through new management and franchise agreements.

================================================================================

     DALLAS (May 6, 2003) - Wyndham International, Inc. (AMEX:WBR) today reported results for the first quarter ended March 31, 2003.

     "The lodging industry is still operating in a difficult environment that has been made even more challenging by world events. The flexibility and focus of our operations created the environment that allowed us to manage through these tough times," stated Fred J. Kleisner, Wyndham's chairman and chief executive officer. "We will remain nimble to react to changes in our industry and we intend to make the necessary adjustments to our business operating plan in order to continue generating positive cash flow and maintain a financially sound Company."

Company Performance:

     On an actual basis, earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $87.9 million for the three months ending March 31, 2003 versus $114.3 million for the same period in 2002, an increase from the original guidance of $82.0 million to $87.0 million, based on market share gains and strong operating margins. On a pro forma basis, EBITDA, as adjusted, was $87.0 million compared to $99.6 million for the same quarter last year. Wyndham reported a net loss of $107.4 million and a pro forma net loss of $20.6 million for the first quarter, versus a $343.2 million net loss and an $18.7 million pro forma net loss for the same period in 2002. After the effect of the Company's preferred dividend, this resulted in a net loss of $0.87 per share and a pro forma net loss per share of $0.35 for the quarter.

     Total Company comparable owned and leased revenue per available room (RevPAR) was $78.03, a decline of 2.0 percent versus the same period in 2002. This decline was comprised of a 6.8 percent decline in average daily rate and a
3.2 percentage point decline in occupancy.

Branded Performance:

     The performance of the comparable Wyndham branded owned and leased properties continues to outperform our non-Wyndham branded properties, posting a RevPAR of $88.27, a decline of 0.8 percent versus the first quarter 2002. The results are comprised of a 4.6 percentage point increase in occupancy and a 7.2 percent decline in average daily rate.

     Wyndham branded owned and leased properties ended the quarter with a RevPAR penetration index of 101.7 percent, a 360 basis point improvement over the same period last year.

     "Given the fact that the first quarter 2002 benefited from pent-up demand from the fourth quarter 2001, we are particularly pleased with how well the Wyndham branded properties performed. Our strategy of continuing to build occupancy and our brand loyal customer base has been a contributing factor in achieving these results," added Kleisner.

Financial Highlights:

     At the end of the first quarter, liquidity was approximately $273.0 million. The Company defines liquidity as revolver availability, plus cash in our overnight investment account. As of March 31, 2003, cash and equivalents were $223.1 million inclusive of $146.2 million of restricted cash. Cash and equivalents increased by $42.0 million from the $181.0 million on hand at the end of 2002 due primarily to cash generated from operations and asset sales.

     The Company's total debt was $2.8 billion as of March 31, 2003, approximately the same as the end of 2002. The breakdown of the debt at quarter-end was as follows: Revolver $171.4 million; IRL's $447.7 million; Term Loans $1.175 billion; and Mortgage and other indebtedness $1.034 billion.

     Said Mr. Kleisner: "We have continued to maintain strong liquidity, overcoming the obstacles the industry has endured over the past year and a half. As we have done in the past, we will continue to manage cash very tightly and make prudent spending decisions given the current economic conditions."

     Wyndham is currently in the process of refinancing its 2003 and 2004 mortgage pool maturities and extending the maturity dates by five years. The debt maturities coming due include the $146 million Lehman I pool and the Bear Stearns pool currently at $126 million, maturing in June 2003 and July 2004, respectively. Additionally, four property-specific mortgages totaling $77 million will mature in 2004. The Company fully expects to refinance or extend all remaining 2003 and 2004 maturities.

Future Guidance:

     For the second quarter 2003, RevPAR is forecasted to be negative 2.0 to 4.0 percent versus the same period last year and EBITDA, as adjusted, is forecasted to be between $75.0 million and $80.0 million. As stated during the 2002 year-end earnings call, original EBITDA guidance for the full year 2003 was $300.0 million to $305.0 million. Given the effect of asset sales, the guidance for the full year 2003 EBITDA is being adjusted to $290.0 million to $300.0 million. Full year 2003 RevPAR is estimated to be negative 1.0 to 2.0 percent versus full year 2002.

Operating Strategy:

     Wyndham maintained its consistent management of expenses to counteract the margin compression associated with revenue growth through occupancy gains. The Company reduced operating expenses and corporate expenses in order to mitigate the increases in fixed costs. Increased fixed costs included property insurance, health insurance and property taxes.

     Wyndham was prepared, and when necessary, implemented the "war plans" to neutralize the impact on operations associated with Operation Iraqi Freedom. Since the war began in mid-March, Wyndham had only $7.2 million of cancelled group business, of which, 54 percent rebooked.

Disposition and Development:

     Wyndham remains committed to its business plan focused on growing the Wyndham brand, through new franchise and management agreements, as well as to dispose of all non-strategic assets.

     "Since June 1999 when we re-capitalized the Company, Wyndham's vision has been very clear: sell all non-strategic assets to reduce debt, and focus on our proprietary brand to build a differentiated hotel experience," stated Kleisner. "With over $1.5 billion in asset sales complete and the Wyndham brand continuing to gain market share due to its award-winning, personalized service approach, we believe our strategy is successful and well positions us for better economic conditions."

     Wyndham recently sold, or is in the process of selling, approximately $97 million in assets. Terms of the transactions were not disclosed and the net proceeds from the sales were, or will be, used to pay down debt. The assets include:

  . Eight (8) Wyndham Garden Hotels. The properties, located in Charlotte, N.C.; Brookfield, Wis.; Novi, Mich.; Dallas; Pleasanton, Calif., Wood Dale and Schaumberg, both in Ill.; and Overland Park, Kan., retain the Wyndham flag through a new franchise agreement, operated by Aimbridge Hospitality.

  . The Bourbon Orleans - A Wyndham Historic Hotel in New Orleans. The property remains in the Wyndham portfolio pursuant to a 20-year management agreement and will undergo an $11 million renovation.

  .  Marriott Hutchinson Island Beach Resort & Marina in Stuart, Fla.

  . Twenty-two acres of excess land located at the Wyndham-owned Boulders Resort & Golden Door(R) Spa in Carefree, Ariz.

  . Meadows del Mar, an 18-hole golf course and hotel/timeshare development site. Wyndham sold its 50 percent interest.

     The Company has continued its strategic growth path to expand the Wyndham brand through new management and franchise agreements. A joint venture between a wholly owned subsidiary of Wyndham International closed on the construction loan for the next phase of Las Casitas Village-A Wyndham Luxury Resort, the only five-diamond Caribbean resort in Puerto Rico. Additionally, Wyndham has entered into an agreement with Cinnamon Hill Club Limited to provide resort amenities and services to a soon-to-be-built equity membership and real estate ownership community, Cinnamon Hill at Rose Hall. The new community will be built on land adjacent to the Wyndham Rose Hall Resort & Country Club in Jamaica.

     The brand recently gained three new Wyndham franchise or management agreements, including the Wyndham Phoenix, the Wyndham Martineau Bay Resort & Spa in Vieques, P.R., and the Wyndham Louisville International Airport in Kentucky.

     A subsidiary of Wyndham International announced on April 28, the lease termination of 15 Summerfield Suites(R) by Wyndham properties by Hospitality Properties Trust (HPT). Wyndham is still in negotiations on the final franchise agreement of the 15 Summerfield properties and on the outcome of 12 Wyndham Hotels and Garden Hotels. The financial impact of the lease terminations represents an improvement to the subsidiaries' cash flow on an annualized basis of approximately $14.3 million. The terminations also result in a non-cash write-off of approximately $150 million for the leases' remaining book value, of which $104.3 million was written-off in the first quarter 2003 and the remainder will be written-off in the second quarter 2003.

Wyndham Brand:

     The Wyndham brand continued strong performance and gained in market share each month during the first quarter 2003, led by Wyndham ByRequest, which continues to be the driver that defines the brand and builds customer loyalty. Membership grew to approximately 1.4 million active members with year end goals to reach 1.7 million members. The Wyndham ByRequest free long distance call offer continues to be a compelling point of differentiation to the premium business traveler as well as a powerful booking tool with corporate travel accounts.

     Reservations at the Company's central reservations office were up year-over-year despite the impact of Operation Iraqi Freedom on the travel industry. The brand's proprietary website, www.wyndham.com, experienced record bookings - doubling its bookings year-over-year. Importantly, the room rates for these online bookings are up almost $7.00 year-over-year. The upward trend can be attributed to Wyndham WebRates(R), that was expanded to seven days a week at all properties. The company continues to aggressively manage the online market place in order to ensure proper price positioning of its room inventory.

     Moving forward into second and third quarters, Wyndham is building off of the ByRequest momentum with the launch of a summer and fall promotion with Nickelodeon as well as the start of a Kids ByRequest program geared around giving a personalized guest experience to children.

     This summer, Wyndham Resorts teams up with the number one kids' show on television, Nickelodeon's SpongeBob SquarePants(TM), to offer families the SpongeBob Splash Party Package, available May 30 through Labor Day at nine participating Wyndham Resort properties throughout the Caribbean and Florida. After Labor Day, a new promotion, SpongeBob Sleepover Package, will be offered on weekends at all Wyndham Hotels & Resorts properties. The Nickelodeon partnership and this fall's launch of Kids ByRequest allows Wyndham to positively position itself to the leisure traveler, which continues to be a strong market for the travel industry.

About Wyndham International:

     Wyndham International, Inc. offers upscale and luxury hotel and resort accommodations through proprietary lodging brands and a management services division. Based in Dallas,

Wyndham owns, leases, manages and franchises hotels and resorts in the United States, Canada, Mexico, the Caribbean and Europe. For more information, visit www.wyndham.com. For reservations, call 800-WYNDHAM.

EBITDA:

     EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company believes that this metric is useful to investors and management as a measure of the Company's operating performance due to the significance of the Company's long-lived assets and level of indebtedness and because such metric can be used to measure the Company's ability to service debt and fund capital expenditures. EBITDA is not intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States (GAAP) and such metric should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

Cautionary Statement

         Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including projections about future operating results. The company's results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause a difference include, but are not limited to, risks associated with the availability of equity or debt financing at terms and conditions favorable to Wyndham; risks associated with the course of litigation; Wyndham's ability to effect sales of assets on favorable terms and conditions and the ability to negotiate and execute definitive sale agreements; Wyndham's ability to integrate acquisitions into its operations and management; risks associated with the hotel industry and real estate markets in general; competition within the lodging industry; the impact of general economic conditions; risks associated with debt financing; travelers' fears of exposure to contagious diseases; the impact of terrorists' activity, threats of terrorist activity, war and responses thereto on the economy in general and the travel and hotel industries in particular; and other risks and uncertainties set forth in the company's annual, quarterly and current reports, and proxy statements.

================================================================================

         Analyst Inquiries:                  Media Inquiries:
         Elizabeth Williams                  Andrew Jordan
         (214) 863-1389                      (214) 863-1360
         ewilliams@wyndham.com               ajordan@wyndham.com

                           WYNDHAM INTERNATIONAL, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                 (in thousands)
                                   (Unaudited)

                                                                                          Quarter Ended
                                                                                            March 31,
                                                                           ---------------------------------------------
                                                                                               2003
                                                                           ---------------------------------------------
                                                                                           Pro Forma      Comparable
                                                                               Actual      Adjustments   Pro Forma (1)
                                                                           ------------   ------------   ------------
 Revenues:
 Hotel revenues                                                              $  413,763       $ 35,758 A    $ 378,005
 Management fees and service fee income                                           4,420             53 B        4,367
 Interest and other income                                                        1,256              6 C        1,250
                                                                           ------------   ------------   ------------
      Total revenues                                                            419,439         35,817        383,622
                                                                           ------------   ------------   ------------

 Expenses:
 Hotel expenses                                                                 321,391         36,636 D      284,755
 General and administrative costs                                                12,453              -         12,453
 Interest expense                                                                44,989              -         44,989
                                                                           ------------   ------------   ------------
      Total operating costs and expenses                                        378,833         36,636        342,197
                                                                           ------------   ------------   ------------

 Revenues net of direct expenses                                                 40,606           (819)        41,425

 Adjustments:
 Professional fees and other                                                      2,425              -          2,425
 Abandoned transaction costs                                                        126              -            126
 Loss (gain) on derivative instruments                                           11,668              -         11,668
 Impairment of assets held for sale                                               4,093          4,093 E            -
 Impairment of assets - HPT                                                     104,292        104,292 F            -
 Loss on sale of assets                                                           4,937              -          4,937
 Write-off of management, leasehold costs and license agreements                      -              -              -
                                                                           ------------   ------------   ------------
      Total adjustments                                                         127,541        108,385         19,156
                                                                           ------------   ------------   ------------

 Depreciation and amortization                                                   61,557          3,213 G       58,344
 Equity in (earnings) loss from unconsolidated subsidiaries                         574              -            574
 Minority interest in consolidated subsidiaries                                     289              -            289
                                                                           ------------   ------------   ------------
                                                                                 62,420          3,213         59,207
                                                                           ------------   ------------   ------------


 Loss from continued operations before taxes                                   (149,355)      (112,417)       (36,938)
 Income tax benefit                                                              61,340         44,996 H       16,344
                                                                           ------------   ------------   ------------
 Loss from continued operations                                                 (88,015)       (67,421)       (20,594)
                                                                           ------------   ------------   ------------

 Loss from discontinued operations, net of taxes and
        minority interest                                                       (19,398)       (19,398)I            -
                                                                           ------------   ------------   ------------

 Loss before accounting change, net of applicable taxes                        (107,413)       (86,819)       (20,594)

 Accounting change, net of applicable taxes                                         -              -              -
                                                                           ------------   ------------   ------------

 Net loss                                                                    $ (107,413)     $ (86,819)     $ (20,594)
                                                                           ============   ============   ============

 EBITDA, as adjusted                                                         $   87,945      $     915      $ 87,030
                                                                           ============   ============   ============

                                                                           --------------------------------------------
                                                                                                2002
                                                                           --------------------------------------------
                                                                                            Pro Forma      Comparable
                                                                               Actual       Adjustments    Pro Forma (1)
                                                                            ------------   ------------   -------------
 Revenues:
 Hotel revenues                                                              $  435,463     $   46,235 L   $  389,228
 Management fees and service fee income                                           4,470            441 M        4,029
 Interest and other income                                                        2,105            409 C        1,696
                                                                            -----------    -----------    -----------
      Total revenues                                                            442,038         47,085        394,953
                                                                            -----------    -----------    -----------

 Expenses:
 Hotel expenses                                                                 324,905         43,508 N      281,397
 General and administrative costs                                                15,040              -         15,040
 Interest expense                                                                60,205            355 O       59,850
                                                                            -----------    -----------    -----------
      Total operating costs and expenses                                        400,150         43,863        356,287
                                                                            -----------    -----------    -----------

 Revenues net of direct expenses                                                 41,888          3,222         38,666

 Adjustments:
 Professional fees and other                                                      1,740              -          1,740
 Abandoned transaction costs                                                      1,118              -          1,118
 Loss (gain) on derivative instruments                                           (1,334)             -         (1,334)
 Impairment of assets held for sale                                                 162              -            162
 Impairment of assets - HPT                                                           -              -              -
 Loss on sale of assets                                                           4,770              -          4,770
 Write-off of management, leasehold costs and license agreements                  1,005              -          1,005
                                                                            -----------    -----------    -----------
      Total adjustments                                                           7,461              -          7,461
                                                                            -----------    -----------    -----------

 Depreciation and amortization                                                   62,917          3,036 G       59,881
 Equity in (earnings) loss from unconsolidated subsidiaries                        (844)          (521)P         (323)
 Minority interest in consolidated subsidiaries                                     627              -            627
                                                                            -----------    -----------    -----------
                                                                                 62,700          2,515         60,185
                                                                            -----------    -----------    -----------


 Loss from continued operations before taxes                                    (28,273)           707        (28,980)
 Income tax benefit                                                              10,442            129 H       10,313
                                                                            -----------    -----------    -----------
 Loss from continued operations                                                 (17,831)           836        (18,667)
                                                                            -----------    -----------    -----------


 Loss from discontinued operations, net of taxes and
       minority interest                                                         (1,244)        (1,244)I            -
                                                                            -----------    -----------    -----------

 Loss before accounting change, net of applicable taxes                         (19,075)          (408)       (18,667)

 Accounting change, net of applicable taxes                                    (324,102)      (324,102)Q            -
                                                                            -----------    -----------    -----------

 Net loss                                                                    $ (343,177)    $ (324,510)    $  (18,667)
                                                                            ===========    ===========    ===========

 EBITDA, as adjusted                                                         $  114,321     $   14,758     $   99,563
                                                                            ===========    ===========    ===========

(1) The Comparable Pro Forma financial statements have been adjusted to remove the operations of hotels sold and related interest expense from corresponding retired debt and management contract revenue from terminated management contracts.

                           WYNDHAM INTERNATIONAL, INC.
                              EBITDA Reconciliation
                      (in thousands, except per share data)
                                   (Unaudited)


                                                                                        Quarter Ended
                                                                                           March 31,
                                                                  ---------------------------------------------------------
                                                                     2003             2003           2003            2002
                                                                                   Pro Forma     Comparable
                                                                    Actual        Adjustments    Pro Forma (1)     Actual
                                                                  -------------  -------------  -------------  ------------
EBITDA Reconciliation

 Net loss                                                          $  (107,413)     $  (86,819)     $ (20,594)   $ (343,177)
 Interest expense                                                       44,989               -         44,989        60,205
 Depreciation and amortization                                          61,557           3,213 G       58,344        62,917
 Income tax benefit                                                    (61,340)        (44,996)H      (16,344)      (10,442)
 Accounting change, net of applicable taxes                                  -               -              -       324,102
                                                                   -----------      ----------      ---------    ----------
 EBITDA                                                                (62,207)       (128,602)        66,395        93,605

 Interest, depreciation and amortization from equity
     interest in unconsolidated subsidiaries                             1,513             (63)J        1,576           813
 Interest, depreciation and amortization attributable
     to minority interests                                                (413)            (33)K         (380)       (1,503)
 Professional fees and other                                             2,283               -          2,283         1,740
 Abandoned transaction costs                                                 -               -              -         1,118
 Amortization of unearned compensation                                     551               -            551           887
 Loss (gain) on derivative instruments                                  11,668               -         11,668        (1,334)
 Impairment of assets held for sale                                      4,093           4,093 E            -           162
 Impairment of assets - HPT                                            104,292         104,292 F            -             -
 Loss on sale of assets                                                  4,937               -          4,937         4,770
 Write-off of management, leasehold costs and license agreements             -               -              -         1,005
 Discontinued operations adjustments                                    21,228          21,228 I            -        13,058
                                                                   -----------      ----------      ---------    ----------

 EBITDA, as adjusted                                               $    87,945      $      915      $  87,030    $  114,321
                                                                   ===========      ==========      =========    ==========



Per Share Calculations:

   Loss from continued operations                                  $   (88,015)                     $ (20,594)   $  (17,831)
   Loss from discontinued operations, net of taxes and
    minority interests                                                 (19,398)                             -        (1,244)
   Accounting change, net of applicable taxes                                -                              -      (324,102)
                                                                   -----------                      ---------    ----------
   Net loss                                                        $  (107,413)                     $ (20,594)   $ (343,177)
   Adjustment for preferred stock                                      (37,799)                       (37,799)      (35,080)
                                                                   -----------                      ---------    ----------
      Net loss attributable to common shareholders                 $  (145,212)                     $ (58,393)   $ (378,257)
                                                                   -----------                      ---------    ----------

   Basic and diluted loss per common share:
      Loss from continued operations                               $     (0.75)                     $   (0.35)   $    (0.31)
      Loss from discontinued operations, net of taxes and minority       (0.12)                             -         (0.01)
      Accounting change, net of applicable taxes                             -                              -         (1.93)
                                                                   -----------                      ---------    ----------
           Net loss per common share                               $     (0.87)                     $   (0.35)   $    (2.25)
                                                                   ===========                      =========    ==========

   Basic and diluted weighted average common shares and share
     equiva1ents                                                       168,004                        168,004       167,853

                                                                                          Quarter Ended
                                                                                             March 31,
                                                                                ---------------------------------
                                                                                     2002              2002
                                                                                   Pro Forma        Comparable
                                                                                  Adjustments      Pro Forma (1)
                                                                                --------------    ---------------
EBITDA Reconciliation

 Net loss                                                                         $   (324,510)     $ (18,667)
 Interest expense                                                                          355         59,850
 Depreciation and amortization                                                           3,036 G       59,881
 Income tax benefit                                                                       (129)H      (10,313)
 Accounting change, net of applicable taxes                                            324,102              -
                                                                                  ------------      ---------
 EBITDA                                                                                  2,854         90,751

 Interest, depreciation and amortization from equity
     interest in unconsolidated subsidiaries                                              (119)J          932
 Interest, depreciation and amortization attributable
     to minority interests                                                              (1,035)K         (468)
 Professional fees and other                                                                 -          1,740
 Abandoned transaction costs                                                                 -          1,118
 Amortization of unearned compensation                                                       -            887
 Loss (gain) on derivative instruments                                                       -         (1,334)
 Impairment of assets held for sale                                                          -            162
 Impairment of assets - HPT                                                                  -              -
 Loss on sale of assets                                                                      -          4,770
 Write-off of management, leasehold costs and license agreements                             -          1,005
 Discontinued operations adjustments                                                    13,058 I            -
                                                                                  ------------      ---------

 EBITDA, as adjusted                                                              $     14,758      $  99,563
                                                                                  ============      =========



Per Share Calculations:

   Loss from continued operations                                                                   $ (18,667)
   Loss from discontinued operations, net of taxes and
    minority interest                                                                                       -
   Accounting change, net of applicable taxes                                                               -
                                                                                                    ---------
   Net loss                                                                                         $ (18,667)
   Adjustment for preferred stock                                                                     (35,080)
                                                                                                    ---------
      Net loss attributable to common shareholders                                                  $ (53,747)
                                                                                                    ---------

   Basic and diluted loss per common share:
      Loss from continued operations                                                                $   (0.31)
      Loss from discontinued operations, net of taxes and minority                                          -
      Accounting change, net of applicable taxes                                                            -
                                                                                                    ---------
           Net loss per common share                                                                $   (0.31)
                                                                                                    =========

   Basic and diluted weighted average common shares and share equiva1ents                             167,853

                           WYNDHAM INTERNATIONAL, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                     Quarters Ended March 31, 2003 and 2002
                                   (Unaudited)

Notes to Pro Forma Adjustments:

A) Reduction of hotel revenues associated with the termination of the HPT Summerfield lease, the HPT Garden lease and the reduction of hotel revenues from the sale of eight Wyndham Garden hotels sold on April 3, 2003, and one hotel sold on April 29, 2003.

B) Reduction of management fees due to the termination of two management contracts.

C)   Reduction of dividend income from a sold investment.

D)   Corresponding reduction of hotel expenses for hotels noted in (A) above.

E)   Removal of impairment charge related to Marriott Indian River.

F) Removal of impairment charges related to the HPT Summerfield lease and HPT Garden lease terminations.

G)   Reduction of HPT Summerfield and HPT Garden leasehold cost amortization.

H) Tax benefit associated with the pro forma adjustments using an effective tax rate of 40%.

I)   Removal of assets sold and assets held for sale.

J)   Removal of equity investments sold.

K)   Removal of minority interest of hotel held for sale.

L) Reduction of hotel revenues associated with the termination of the HPT Summerfield lease, the HPT Garden lease and the reduction of hotel revenues from the sale of eight Wyndham Garden hotels sold on April 3, 2003, one hotel sold on April 29, 2003, and four hotels sold in 2003 and 2002.

M) Reduction of management fees due to the termination of eight hotel management contracts.

N)   Corresponding reduction of hotel expenses for hotels noted in (L) above.

O)   Reduction of interest income associated with a sold hotel.

P)   Removal of two equity investments.

Q) Removal of accounting change associated with the write-off of goodwill, in accordance with FAS 142.